UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

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FMC CORPORATION

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FMC Corporation

March 27, 2017

Dear Stockholder:

On March 17, 2017, we filed and distributed a proxy statement for the 2017 Annual Meeting of Stockholders of FMC Corporation. The Proxy Statement includes a proposal to amend and restate the FMC Corporation Incentive Compensation and Stock Plan (the “Plan”).

Since the filing of the Proxy Statement, we have decided to provide additional information regarding annual award limits under the restated Plan. We have also updated the number of shares currently available for issuance under the existing Plan. Accordingly, we are providing additional information in the enclosed supplement to the Proxy Statement (the “Proxy Supplement”). Changes to the language contained in the Proxy Statement are highlighted in the Proxy Supplement. Except as specifically indicated in the Proxy Supplement, all information set forth in the Proxy Statement remains unchanged.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.

If you have not yet voted, please do so as soon as possible either by signing, dating and returning the proxy card or voting instruction form you received with the Proxy Statement, or vote via the Internet or telephone according to the instructions indicated on the proxy card or voting instruction form you received with the Proxy Statement.

Sincerely,

Andrea E. Utecht

Executive Vice President, General Counsel and Secretary

FMC Corporation

SUPPLEMENT TO PROXY STATEMENT

DATED MARCH 17, 2017

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD TUESDAY, APRIL 25, 2017

On March 17, 2017, we filed and distributed a proxy statement (the “Proxy Statement”) for the 2017 Annual Meeting of Stockholders of FMC Corporation (the “Company,” “FMC,” “we,” “our” or correlative terms).    Proposal 5 of the Proxy Statement presents stockholders with the opportunity to vote on a restatement of the FMC Corporation Incentive Compensation and Stock Plan (the “Plan”). This document is a supplement to the Proxy Statement (the “Proxy Supplement”) and is being filed (1) to provide additional information regarding annual award limits under the restated Plan, and (2) to update the number of shares available for issuance under the Plan (to reflect the share amount as of February 28, 2017 rather than December 31, 2016). This document will also be made available on the Investor Relations page of the Company’s website at www.fmc.com.

Except as supplemented or amended by the information contained in this Proxy Supplement, all information set forth in the Proxy Statement remains unchanged. We urge you to read this Proxy Supplement carefully and in its entirety together with the Proxy Statement.

The following paragraphs reflect revisions of specified portions of the Proxy Statement. The blacklining of the text of the Proxy Statement is shown to highlight the changes from the prior text of the corresponding portions of the Proxy Statement. Text that is stricken represents text in the originally filed Proxy Statement that is being deleted, and text that is bolded and underlined represents text that is being added.

1. On page 9 of the Proxy Statement, the first sentence under the heading “Conservative Request for Additional Shares” is restated as follows:

The Restatement seeks to make an additional 1,250,000 shares available for issuance under the Plan~~, bringing~~. This number, when added to the approximately 3,766,000 shares available for issuance under the Plan as of February 28, 2017, would bring the total number of available shares to approximately ~~5,584,000~~5,016,000.

2. On page 10 of the Proxy Statement, the section entitled “Expanded Performance Metrics and More Robust Annual Award Limits” is restated as follows:

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the extent to which a public company’s compensation to executives is deductible, with an exception for qualified “performance-based compensation”. In order to designate awards as qualified performance-based compensation, the Company must establish performance metrics and impose annual award limits. We have expanded the performance metrics that can be used for this purpose, as discussed in the section of this proxy statement entitled “Approval of Amendment and Restatement of the FMC Corporation Incentive Compensation and Stock Plan—Summary of Plan Provisions—Performance Metrics”.

In addition, we have clarified and revised in the Restatement annual caps for awards that may qualify as performance-based compensation. First, a participant may not receive stock options and SARs covering more than 500,000 shares of Common Stock in any year. Second, a participant may not receive awards of restricted stock units (“RSUs”) or restricted stock with respect to more than 500,000 shares of Common Stock in any year. Third, a participant may not be paid more than eleven million dollars in any year in respect of management incentive awards. These limits are included to facilitate compliance with an exemption from Section 162(m) and therefore apply only to awards intended to qualify as performance-based compensation under Section 162(m) of the Code (“Section 162(m)”). All stock options and SARs are intended to qualify as performance-based compensation under Section 162(m), but only certain other awards are intended to qualify as such. The Restatement no longer limits awards not intended to qualify as performance-based compensation under Section 162(m).

3. On page 12 of the Proxy Statement, the section entitled “Award Limits” is restated as follows:

In a particular calendar year, no participant may (a) receive stock option and SAR awards covering more than 500,000 shares of Common Stock, (b) receive RSU or restricted stock awards with respect to more than 500,000 shares of Common Stock, or (c) be paid more than eleven million dollars in respect of management incentive awards. These limits are included to facilitate compliance with an exemption from Section 162(m) and therefore apply only to awards intended to qualify as performance-based compensation under Section 162(m).

Also, no ~~No~~ non-employee director may receive, in his or her capacity as a non-employee director, awards in any calendar year that exceed $500,000 in grant-date fair value, as measured for accounting purposes. This limit on non-employee director awards excludes awards made to a non-executive chairman of the Board in that capacity.

The Board of Directors unanimously recommends a vote FOR Approval of the Amendment and Restatement of the FMC Corporation Incentive and Stock Plan.

If you have voted or hereafter vote your shares by proxy “FOR” approval of Proposal 5, such vote will constitute a vote “FOR” approval of Proposal 5, as described above.

Your vote is important. As a reminder, the 2017 Annual Meeting of Stockholders will be held on Tuesday, April 25, 2017, so we appreciate your timely consideration of our request.